Form 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities

Act of 1934

Date of Report June 16, 2003

CSP Incorporated

(Exact name of the registrant as specified in its charter)

Commission file number 0-10843

Massachusetts 04-2441294

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(State or jurisdiction of (IRS Employer Identification

incorporation or organization) number)

43 Manning Road Billerica Massachusetts 01821

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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, includes area code: 978-663-7598

Form 8-K

CURRENT REPORT dated June 16, 2003

CSP Inc.

Item 2: Acquisition or Disposal of Assets

On May 30, 2003 the Registrant acquired all the assets of Technisource Hardware Inc. (Technisource) of Fort Lauderdale Florida from Technisource Inc. of Fort Lauderdale Florida for $ 2.680 million in cash. The assets purchased included all assets necessary to continue running the business. The Registrant will continue the operation of Technisource and it will continue as a reseller of software and hardware products for IT infrastructure requirements and provide professional services related to systems integration. The purchase price of Technisource was based on projected revenues and income multipliers that was supported by historical information. We reviewed other recent purchases to see that our purchase price was reasonable and consist with the current market.

Item 7(a): Financial Statements of Business acquired

The one year of audited financial statements and interim statements as required will be filed within 59 days. It just was not practicable to file these statements at this time.

CSP INC..

CURRENT REPORT dated June 16, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

June 16, 2003

                           /s/Gary W. Levine

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Gary W. Levine, Vice President-Finance and Principal Accounting Officer